As filed with the Securities and Exchange Commission on June 30, 2009
Registration No. 333-22167

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0622967
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(303) 773-1100
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
M.D.C. Holdings, Inc. 401(k) Savings Plan
(Full title of the plan(s))

Joseph H. Fretz, Esq.
Secretary and Corporate Counsel
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(303) 773-1100
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

PART II
ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX

DEREGISTRATION
The Registration Statement on Form S-8 (Registration No. 333-22167) (the “Registration Statement”) of M.D.C. Holdings, Inc., a Delaware corporation (“MDC”), pertaining to the registration of 1,500,000 shares of common stock, par value $0.01 per share, of MDC pursuant to the M.D.C. Holdings, Inc. 401(k) Savings Plan (the “Plan”), to which this Post-Effective Amendment No. 1 relates, was originally filed with the Securities and Exchange Commission on February 21, 1997.
No further securities will be issued under the Registration Statement. In accordance with an undertaking made by MDC in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of MDC which remain unsold at the termination of the offering, MDC hereby removes from registration all securities registered under the Registration Statement that remain unsold.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS

Exhibit No.	Description

24.1	Powers of Attorney. *

*	Incorporated herein by reference from the Registration Statement on Form S-8 of the Company (File Number 333-22167).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 30th day of June, 2009.

M.D.C. HOLDINGS, INC.
By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry A. Mizel	Chairman of the Board of Directors and Chief Executive Officer	June 30, 2009

* David D. Mandarich	Director, President and Chief Operating Officer	June 30, 2009

/s/ Christopher M. Anderson Christopher M. Anderson	Senior Vice President, Chief Financial Officer and Principal Accounting Officer	June 30, 2009

* Steven J. Borick	Director	June 30, 2009

* Herbert T. Buchwald	Director	June 30, 2009

* William B. Kemper	Director	June 30, 2009

*	By:	/s/ Michael Touff
Michael Touff,
Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Powers of Attorney. *

*	Incorporated herein by reference from the Registration Statement on Form S-8 of the Company (File Number 333-22167).